EXHIBIT 10.1

FORM OF

SALE AND SERVICING AGREEMENT

by and among

USAA AUTO OWNER TRUST 20[  ]-[  ],

as Issuer

USAA ACCEPTANCE, LLC,

as Seller

USAA FEDERAL SAVINGS BANK,

as Servicer

and

[                      ],

as Indenture Trustee

Dated as of [     ], 20[   ]

Page

ARTICLE I	definitions and usage

SECTION 1.1	Definitions	1
SECTION 1.2	Other Interpretive Provisions	1

ARTICLE II	CONVEYANCE OF TRANSFERRED Assets

SECTION 2.1	Conveyance of Transferred Assets	2
SECTION 2.2	Custody of Receivable Files	2

ARTICLE III	administration and servicing of receivables and trust property

ARTICLE IV	DISTRIBUTIONS; ACCOUNTS; STATEMENTS TO THE certificateholder AND THE noteHOLDERs

ARTICLE V	THE SELLER

i

(continued)

Page

SECTION 5.7	Compliance with Organizational Documents	23

ARTICLE VI	THE SERVICER

ARTICLE VII	REPLACEMENT OF SERVICER

SECTION 7.1	Replacement of Servicer	27
SECTION 7.2	Notification to Noteholders	29

ARTICLE VIII	OPTIONAL PURCHASE

SECTION 8.1	Optional Purchase of Trust Estate	29

ARTICLE IX	MISCELLANEOUS PROVISIONS

ii

(continued)

		Page

SECTION 9.26	Rights of the Certificateholder	39
SECTION 9.27	Dispute Resolution	39

Appendix A	Definitions

Schedule I	Notice Addresses

Exhibit A	Form of Assignment pursuant to Sale and Servicing Agreement
Exhibit B	Perfection Representations, Warranties and Covenants
Exhibit C	Servicing Criteria to be Addressed in Indenture Trustee’s Assessment of Compliance
Exhibit D	Form of Indenture Trustee’s Annual Certification
Exhibit E	Form of Indenture Trustee’s Annual Certification Regarding Item 1117 and Item 1119 of Regulation AB
iii

SALE AND SERVICING AGREEMENT, dated as of [    ], 20[  ] (together with all exhibits, schedules and appendices hereto and as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”), by and among USAA AUTO OWNER TRUST 20[  ]-[  ] (the “Issuer”), a Delaware statutory trust, USAA ACCEPTANCE, LLC, a Delaware limited liability company, as seller (the “Seller”), USAA FEDERAL SAVINGS BANK, a federally chartered savings association (the “Bank”), as servicer (in such capacity, the “Servicer”), and [                ], a [                ], as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuer desires to purchase from the Seller a portfolio of motor vehicle receivables, including retail motor vehicle installment loans that are secured by new and used automobiles and light-duty trucks;

WHEREAS, the Seller is willing to sell such portfolio of motor vehicle receivables and related property to the Issuer; and

WHEREAS, the Bank is willing to service such motor vehicle receivables and related property on behalf of the Issuer;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

definitions and usage

SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and

(h) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms.

ARTICLE II

CONVEYANCE OF TRANSFERRED Assets

SECTION 2.1 Conveyance of Transferred Assets. In consideration of the Issuer’s sale and delivery to, or upon the order of, the Seller of all of the Notes and the Certificate on the Closing Date, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to the Transferred Assets, described in the assignment substantially in the form of Exhibit A (the “Assignment”) delivered on the Closing Date. The sale, transfer, assignment and conveyance made hereunder will not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or the Originator to the Obligors or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 Custody of Receivable Files.

(a) Custody. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act solely on behalf of and for the benefit of the Indenture Trustee as custodian of the following documents or instruments, but only to the extent held in tangible paper form or electronic form, which are hereby or will hereby be constructively delivered to the Indenture Trustee (or its agent or designee), as pledgee of the Issuer pursuant to the Indenture with respect to each Receivable (but only to the extent applicable to such Receivable and only to the extent held in tangible paper form) (the “Receivable Files”):

(i) the fully executed original of the retail motor vehicle installment loan or promissory note and security agreement related to such Receivable (with respect to tangible chattel paper) or an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of the Receivable (with respect to electronic chattel paper) or, if no such original executed Receivable or authoritative copy exists, a copy thereof, including any written amendments or extensions thereto;

(ii) the original credit application or a photocopy thereof to the extent held in paper form;

(iii) the original Certificate of Title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with its Customary Servicing Practices, evidencing the security interest of the Originator in the Financed Vehicle; provided, however, that in lieu

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of being held in the Receivable File, the Certificate of Title may be held by a third party service provider engaged by the Servicer to obtain or hold Certificates of Title; and

(iv) any and all other documents that the Servicer or the Seller keeps on file, in accordance with its Customary Servicing Practices, relating to a Receivable, an Obligor or a Financed Vehicle (but only to the extent applicable to such Receivable and only to the extent held in tangible paper form or electronic form).

The foregoing appointment of the Servicer is deemed to be made with due care.

(b) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer. In performing its duties as custodian, the Servicer shall act in accordance with its Customary Servicing Practices. The Servicer, in accordance with its Customary Servicing Practices: (i) may maintain all or a portion of the Receivable Files in electronic form and (ii) may maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees.

(c) Maintenance of and Access to Records. The Servicer will maintain each Receivable File in the United States (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 6.5). The Servicer will make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files upon request. The Servicer will provide access to the Receivable Files, and the related accounts records, and computer systems maintained by the Servicer at such times as the Issuer or the Indenture Trustee direct, but only upon reasonable notice and during the normal business hours, which do not unreasonably interfere with the Servicer’s normal operations, at the respective offices of the Servicer.

(d) Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer will release or cause to be released any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable, to the extent it does not unreasonably interfere with the Servicer’s normal operations. The Servicer shall not be responsible for any loss occasioned by the failure of the Indenture Trustee or its agent or designee to return any document or any delay in doing so. Any document so released will be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, has no further need therefor.

(e) Instructions; Authority to Act. All instructions from the Indenture Trustee will be in writing and signed by a Responsible Officer of the Indenture Trustee, and the Servicer will be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

(f) Custodian’s Indemnification. Subject to Section 6.2, the Servicer as custodian will indemnify the Issuer and the Indenture Trustee and their respective directors, officers, employees, and agents for any and all claims, liabilities, obligations, losses, compensatory

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damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by, or asserted against the Issuer or the Indenture Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer will not be liable (i) to the Indenture Trustee or the Issuer for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Indenture Trustee or the Issuer or (ii) to the Indenture Trustee for any portion of any such amount resulting from the failure of the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee to handle with due care any Certificate of Title or other document released to the Indenture Trustee or the Indenture Trustee’s agent or designee pursuant to Section 2.2(d).

(g) Effective Period and Termination. The Servicer’s appointment as custodian will become effective as of the Cut-Off Date and will continue in full force and effect until terminated pursuant to this Section 2.2(g). If the Bank resigns as Servicer in accordance with Section 6.6 or if all of the rights and obligations of the Servicer have been terminated under Section 7.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee, or by the Noteholders evidencing not less than 66⅔% of the Note Balance of the Controlling Class, in the same manner as the Indenture Trustee or such Noteholders may terminate the rights and obligations of the Servicer under Section 7.1. As soon as practicable after any termination of such appointment, the Servicer will deliver to the Indenture Trustee (or, at the direction of the Indenture Trustee, to its agent) the Receivable Files and the related accounts and records maintained by the Servicer at such place or places as the Indenture Trustee may reasonably designate; provided, however, that with respect to authoritative copies of the Receivables constituting electronic chattel paper, the Servicer, in its sole discretion, shall either (i) continue to hold any such authoritative copies on behalf of the Issuer and the Indenture Trustee or the Indenture Trustee’s agent or (ii) deliver copies of such authoritative copies and destroy the authoritative copies maintained by the Servicer prior to its termination such that such copy delivered to the Indenture Trustee or the Indenture Trustee’s agent becomes the authoritative copy of the Receivable constituting electronic chattel paper.

ARTICLE III

administration and servicing of
receivables and trust property

SECTION 3.1 Duties of Servicer.

(a) The Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables in accordance with its Customary Servicing Practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending invoices or payment coupons to Obligors, reporting any required tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee with respect to distributions. The Servicer is not required under the Transaction Documents to make any disbursements via wire transfer or otherwise on behalf of an

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Obligor. There are no requirements under the Receivables or the Transaction Documents for funds to be, and funds shall not be, held in trust for an Obligor. No payments or disbursements are required to be made by the Servicer on behalf of the Obligor. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein.

(b) The Servicer will follow its Customary Servicing Practices and will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholder, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal Proceeding to enforce a Receivable or an Insurance Policy or to commence or participate in any other legal Proceeding (including a bankruptcy Proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences a legal Proceeding to enforce a Receivable or an Insurance Policy, the Issuer will thereupon be deemed to have automatically assigned such Receivable or its rights under such Insurance Policy to the Servicer solely for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. If in any enforcement suit or legal Proceeding it is held that the Servicer may not enforce a Receivable or an Insurance Policy on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable or an Insurance Policy, the Issuer will, at the Servicer’s expense and direction, take steps to enforce the Receivable or an Insurance Policy, including bringing suit in its name or the name of the Indenture Trustee. The Issuer will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, will obtain on behalf of the Issuer all licenses, if any, reasonably requested by the Seller to be held by the Issuer in connection with ownership of the Receivables, and will make all filings and pay all fees as may be required in connection therewith during the term hereof.

(c) The Servicer hereby agrees that upon its resignation and the appointment of a successor Servicer hereunder, the Servicer will terminate its activities as Servicer hereunder in accordance with Section 7.1, and, in any case, in a manner which the Issuer reasonably determines will facilitate the transition of the performance of such activities to such successor Servicer, and the Servicer shall cooperate with and assist such successor Servicer.

SECTION 3.2 Collection of Receivable Payments.

(a) The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due in accordance with its Customary Servicing Practices. Subject to Section 3.5, the Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any

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Receivable in accordance with its Customary Servicing Practices; provided, however, that if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period preceding the latest Final Scheduled Payment Date of any Notes issued under the Indenture or (ii) reduces the Contract Rate or Outstanding Principal Balance with respect to any Receivable after the Cut-off Date other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act of 2003, as amended) or court order, it will promptly purchase such Receivable in the manner provided in Section 3.6; provided, further, that the Servicer shall not make any modification described in the preceding clause (i) or (ii) that would trigger a repurchase pursuant to the above provisions or pursuant to Section 3.6, in either case for the sole purpose of enabling the Servicer to purchase a Receivable from the Issuer and provided, further, that any change referred to in this Section 3.2 shall only be made if either (a) the Obligor is in default or, in the judgment of the Servicer, is reasonably expected to default in the near future, or (b) the change is to the payment due date of a Receivable, does not exceed 25 days and is made not more than twice during the term of such Receivable.

The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. Subject to the provisos of the second sentence of the first paragraph of this Section 3.2, the Servicer and its Affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to Obligors with respect to the Receivables for the account of the Servicer and/or its Affiliates (but not the Issuer) so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might indirectly result in a decrease in the aggregate amount of payments made (but not any related contractual obligation) on the Receivables, prepayments or faster or slower timing of the payment of the Receivables. Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable by (a) making a new loan to the Obligor and depositing the full Outstanding Principal Balance of such refinanced Receivable into the Collection Account or (b) by causing the Issuer to effect a substantive modification to the Receivable when the request for such modification is the result of a contact from or request of the related Obligor, in which case the Receivable shall be deemed to be refinanced and the Servicer shall promptly deposit the full Outstanding Principal Balance of such refinanced Receivable into the Collection Account as soon as practical. The receivable created by such refinancing shall not be property of the Issuer, in the case of (b) in the prior sentence, upon the Servicer’s related payment to Issuer. The Servicer and its Affiliates may also sell insurance or debt cancellation products, including products which result in the repayment of some or all of the amount of a Receivable owned by the Issuer upon the death or disability of the Obligor or any casualty with respect to the Financed Vehicle.

(b) The Servicer shall not be required to make any advances of funds or guarantees regarding collections, cash flows or distributions. Payments on the Receivables, including payoffs, made in accordance with the related documentation for such Receivables, shall be posted to the Servicer’s Obligor records in accordance with the Servicer’s Customary Servicing Practices. Such payments shall be allocated to principal, interest or other items in accordance with the related documentation for such Receivables.

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(c) Records documenting collection efforts shall be maintained during the period a Receivable is delinquent in accordance with the Servicer’s Customary Servicing Practices. Such records shall be maintained on at least a periodic basis that is not less frequent than as prescribed by the Servicer’s Customary Servicing Practices, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment) in accordance with the Servicer’s Customary Servicing Practices.

SECTION 3.3 Realization Upon Receivables. On behalf of the Issuer, the Servicer will use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer has determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the Liquidation Proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer will follow such Customary Servicing Practices as it deems necessary or advisable, which may include selling the Financed Vehicle at public or private sale and which shall not, except as provided below, involve the sale of all, or any portion of, a Receivable. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle has suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses. The Servicer, in its sole discretion, may in accordance with its Customary Servicing Practices purchase from the Issuer any Receivable’s deficiency balance (i.e., the remaining balance of a Receivable after deduction of all Liquidation Proceeds with respect to such Receivable) for a purchase price equal to the fair value of the deficiency balance as determined by the Servicer at the time of purchase by the Servicer, which purchase price shall not be adjusted by the proceeds the Servicer ultimately realizes from its disposition or collection efforts related to the deficiency amount. Net proceeds of any such sale to the Servicer will constitute Liquidation Proceeds, and the sole right of the Issuer and the Indenture Trustee with respect to any such sold Receivables will be to receive such Liquidation Proceeds. Upon such sale, the Servicer will mark its computer records indicating that any such receivable sold is no longer a Receivable. The Servicer is authorized to take any and all actions necessary or appropriate on behalf of the Issuer to evidence the sale of the Financed Vehicle at public or private sale or the sale of the Receivable to the Servicer pursuant to the provisions of this paragraph free from any Lien or other interest of the Issuer or the Indenture Trustee.

SECTION 3.4 Maintenance of Security Interests in Financed Vehicles. The Servicer will, in accordance with its Customary Servicing Practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The provisions set forth in this Section are the sole requirements under the Transaction Documents with respect to the maintenance of collateral or security on the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the Certificate of Title with respect to a Financed Vehicle does not constitute collateral and merely evidences such security interest. The Issuer hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason; provided,

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however that such steps shall not include retitling the lien of the Financed Vehicle in the name of the Indenture Trustee.

SECTION 3.5 Covenants of Servicer. Unless required by law or court order, the Servicer will not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except (a) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (b) in connection with repossession or (c) except as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle.

SECTION 3.6 Purchase of Receivables Upon Breach. Upon discovery by any party hereto of a breach of any of the covenants set forth in Section 3.2, 3.3, 3.4 or 3.5 which materially and adversely affects the interests of the Issuer or the Noteholders, the party discovering such breach shall give prompt written notice thereof to the other parties hereto; provided, that delivery of the Servicer’s Certificate, which identifies the Receivables that are being or have been repurchased, shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach with respect to such repurchased Receivable; provided, further, that the failure to give such notice shall not affect any obligation of the Servicer hereunder. If the Servicer does not correct or cure such breach prior to the end of the Collection Period which includes the 60th day (or, if the Servicer elects, an earlier date) after the date that the Servicer became aware or was notified of such breach, then the Servicer shall purchase any Receivable materially and adversely affected by such breach from the Issuer on the Payment Date following the end of such Collection Period. Any such breach or failure will be deemed to not have a material and adverse effect if such breach or failure does not affect the ability of the Issuer to receive and retain timely payment in full on such Receivable. Any such purchase by the Servicer shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Servicer shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to [    ] [a.m.], New York City time on such Payment Date. Upon payment of such Repurchase Price by the Servicer, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably necessary to vest in the Servicer or its designee any Receivable repurchased pursuant hereto. It is understood and agreed that the obligation of the Servicer to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer[, the Swap Counterparty] and the Indenture Trustee.

SECTION 3.7 Servicing Fee. On each Payment Date, the Indenture Trustee on behalf of the Issuer shall pay to the Servicer the Servicing Fee in accordance with Section 4.4 for the immediately preceding Collection Period as compensation for its services. In addition, the Servicer will be entitled to retain all Supplemental Servicing Fees. The Servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds on deposit in the Collection Account during each Collection Period.

SECTION 3.8 Servicer’s Certificate. On or before the Determination Date preceding each Payment Date, the Servicer shall deliver to the Indenture Trustee, and each Paying Agent, with a copy to the Rating Agencies [and the Swap Counterparty], a Servicer’s Certificate

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containing all information necessary to make the payments, transfers and distributions pursuant to Sections 4.3 and 4.4 of this Agreement and Section 8.2(c) of the Indenture on such Payment Date. Each Servicer’s Certificate may be delivered in electronic format.

SECTION 3.9 Annual Officer’s Certificate; Notice of Servicer Replacement Event. (a) The Servicer will deliver to the Rating Agencies, the Issuer and the Indenture Trustee, on or before March 30 of each calendar year, beginning with the calendar year immediately following the Closing Date, an Officer’s Certificate (with appropriate insertions) providing such information as is required under Item 1123 of Regulation AB.

(b) The Servicer will deliver to the Issuer, the Indenture Trustee and each Rating Agency promptly after having obtained knowledge thereof written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Replacement Event. Except to the extent set forth in this Section 3.9(b) and Sections 7.2 and 9.22 of this Agreement and Section 3.12 of the Indenture, the Transaction Documents do not require any policies or procedures to monitor any performance or other triggers and events of default.

(c) The Servicer will deliver to the Issuer, on or before March 30 of each year, beginning with the calendar year immediately following the Closing Date, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year (or since the Closing Date in the case of the first such report), including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

SECTION 3.10 Annual Registered Public Accounting Firm Attestation Report. On or before the 90th day following the end of each fiscal year, beginning with the fiscal year immediately following the Closing Date, the Servicer shall cause a firm of independent registered public accountants (who may also render other services to the Servicer, the Seller or their respective Affiliates) to furnish to the Indenture Trustee, the Servicer, the Seller and each Rating Agency each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year (or since the Closing Date in the case of the first such report) delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

SECTION 3.11 Servicer Expenses. The Servicer shall pay all expenses (other than expenses described in the definition of Liquidation Proceeds) incurred by it in connection with its activities hereunder, independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Noteholders and the Certificateholder. The Servicer shall also pay all fees, expenses, and indemnities of the Indenture Trustee (as described in, and pursuant to the limitations set forth in Section 6.7 of the Indenture) and the Owner Trustee (as described in, and pursuant to the limitations set forth in,

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Sections 8.1 and 8.2 of the Trust Agreement). The compensation and indemnity obligations of the Servicer to the Indenture Trustee and the Owner Trustee hereunder and pursuant to Section 6.7 of the Indenture and Sections 8.1 and 8.2 of the Trust Agreement shall survive the resignation or removal of the Indenture Trustee, the Owner Trustee and the Servicer, the discharge of the Indenture and the termination of this Agreement and the Trust Agreement.

SECTION 3.12 Exchange Act Filings. The Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any and all reports, statements and information with respect to the Issuer and/or the Notes required to be filed pursuant to the Exchange Act, and the rules thereunder.

SECTION 3.13 Noteholder Communication. A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may send a request to the Seller or the Servicer at any time notifying the Seller or the Servicer that such Noteholder or Note Owner, as applicable, would like to communicate with other Noteholders or Note Owners, as applicable, with respect to an exercise of their rights under the terms of the Transaction Documents. Each request must include (i) the name of the Noteholder or Note Owner, as applicable, making the request, (ii) the date the request was received, (iii) a statement to the effect that the Issuer has received a request from such Noteholder or Note Owner, as applicable, stating that such Noteholder or Note Owner, as applicable, is interested in communicating with other Noteholders or Note Owners, as applicable, with regard to the possible exercise of rights under the Transaction Documents and (iv) a description of the method other Noteholders or Note Owners, as applicable, may use to contact the requesting Noteholder or Note Owner. Additionally, in the case of such requesting Note Owner, the Seller or the Servicer, as applicable, may require such Note Owner to provide Verification Documents. A Noteholder or Note Owner, as applicable, that delivers a request under this Section 3.13 will be deemed to have certified to the Issuer, the Seller and the Servicer that its request to communicate with other Noteholders or Note Owners, as applicable, relates solely to a possible exercise of rights under the Indenture or the other Transaction Documents, and will not be used for other purposes. The Seller shall include in each monthly distribution report on Form 10-D any request that complies with the requirements of this Section 3.13 received during the related Collection Period from a Noteholder or Note Owner to communicate with other Noteholders or Note Owners, as applicable, related to the Noteholders or Note Owners exercising their rights under the terms of the Transaction Documents.

ARTICLE IV

DISTRIBUTIONS; ACCOUNTS;
STATEMENTS TO THE certificateholder
AND THE noteHOLDERs

SECTION 4.1 Establishment of Accounts. (a) The Servicer shall cause to be established:

(i) For the benefit of the Noteholders [and the Swap Counterparty], in the name of the Indenture Trustee, an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of

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the Noteholders [and the Swap Counterparty], which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee. No checks shall be issued, printed or honored with respect to the Collection Account.

(ii) For the benefit of the Noteholders [and the Swap Counterparty], in the name of the Indenture Trustee, an Eligible Account (the “Principal Distribution Account”), which may be a subaccount of the Collection Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders [and the Swap Counterparty], which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee. No checks shall be issued, printed or honored with respect to the Principal Distribution Account.

(iii) For the benefit of the Noteholders [and the Swap Counterparty], in the name of the Indenture Trustee, an Eligible Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders [and the Swap Counterparty], which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee. No checks shall be issued, printed or honored with respect to the Reserve Account.

(iv) [For the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Account (the “Yield Supplement Account”), bearing a designation clearly indicating that funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be established and maintained with the Indenture Trustee or its designee. No checks shall be issued, printed or honored with respect to the Yield Supplement Account.]

(b) Funds on deposit in the Collection Account, the Reserve Account and the Yield Supplement Account (collectively, with the Principal Distribution Account [and the Swap Termination Payment Account (to the extent such account is established under Section 4.8(b))], the “Trust Accounts”) shall be invested by the Indenture Trustee in Permitted Investments selected in writing by the Servicer and of which the Servicer provides notification (pursuant to standing instructions or otherwise); provided, that it is understood and agreed that neither the Servicer, the Indenture Trustee nor the Issuer shall be liable for any loss arising from such investment in Permitted Investments. If [        ] is the Indenture Trustee, in the absence of such written investment direction, all funds shall be invested in one or more Permitted Investments in accordance with the standing instructions most recently given by the Servicer or should that for any reason not be possible such funds shall be retained uninvested. All such Permitted Investments shall be held by or on behalf of the Indenture Trustee as secured party for the benefit of the Noteholders [and the Swap Counterparty]; provided, that on each Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Collection Account shall be distributed to the Servicer as additional servicing compensation and shall not be available to pay the distributions provided for in Section 4.4. All investments of funds on deposit in the Trust Accounts shall mature so that such funds will be available by [    ] [a.m.] New York City time on the next Payment Date. No Permitted Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Permitted Investment and the Servicer directs the Indenture Trustee in writing to dispose of such Permitted Investment. For the avoidance of doubt, with respect to

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each Payment Date, any interest and other income earned on funds in deposit in the Collection Account from the Business Day prior to such Payment Date through such Payment Date shall be paid to the Servicer.

(c) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments and proceeds shall be part of the Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders [and the Swap Counterparty]. If, at any time, any Trust Account ceases to be an Eligible Account, the Servicer shall promptly notify the Indenture Trustee in writing (unless such Trust Account is an account with the Indenture Trustee) and within 10 Business Days (or any longer period if the Rating Agency Condition is satisfied with respect to such longer period) after becoming aware of the fact, establish a new Trust Account as an Eligible Account and shall direct the Indenture Trustee to transfer any cash and/or any investments to such new Trust Account.

(d) With respect to the Trust Account Property, the parties hereto agree that:

(i) any Trust Account Property that consists of uninvested funds shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and, except as otherwise provided in the Transaction Documents, the Indenture Trustee or its designee shall have sole signature authority with respect thereto;

(ii) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee or its designee, in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or any such designee;

(iii) any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iv) below shall be delivered to the Indenture Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or such designee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its designee’s) ownership of such security on the books of the issuer thereof; and

(iv) any Trust Account Property that is an uncertificated security that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account at a Federal Reserve Bank and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or its designee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph.

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(e) Except for the Collection Account, the Reserve Account, the Yield Supplement Account and the Principal Distribution Account, there are no accounts required to be maintained under the Transaction Documents.

SECTION 4.2 Remittances. The Servicer shall deposit an amount equal to all Collections into the Collection Account within two Business Days after identification; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account an amount equal to the Collections received during any Collection Period until [    ] [a.m.], New York City time, on the Business Day prior to the related Payment Date. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) the Bank or one of its Affiliates is the Servicer, (ii) no Servicer Replacement Event has occurred and is continuing and (iii) USAA Capital Corporation has a short-term debt rating of at least “P1” from Moody’s and “A1” from Standard & Poor’s. Notwithstanding the foregoing, the Servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the related Payment Date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds. The Indenture Trustee shall not be deemed to have knowledge of any event or circumstance included in the definition of Monthly Remittance Condition that would require early remittance of such funds unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof.

SECTION 4.3 Additional Deposits and Payments. (a) On each Payment Date, the Servicer and the Seller will deposit into the Collection Account the aggregate Repurchase Price with respect to Repurchased Receivables purchased by the Servicer pursuant to Section 3.6 or USAA Federal Savings Bank, as Seller, pursuant to Section 3.4 of the Purchase Agreement, respectively, on such Payment Date and the Servicer will deposit (or will cause the applicable purchaser to deposit) into the Collection Account all amounts, if any, to be paid under Section 8.1 in connection with the Optional Purchase. All such deposits with respect to a Payment Date will be made, in immediately available funds by [    ] [a.m.], New York City time, on such Payment Date related to such Collection Period.

(b) The Servicer will calculate the Reserve Account Excess Amount for each Payment Date and instruct the Indenture Trustee to, on each Payment Date, withdraw from the Reserve Account the Reserve Account Excess Amount, if any, for such Payment Date and deposit such amount in the Collection Account.

(c) The Servicer will calculate the Reserve Account Excess Amount for each Payment Date and instruct the Indenture Trustee to, on the Payment Date relating to each Collection Period, withdraw from the Reserve Account the Reserve Account Draw Amount and deposit such amount in the Collection Account.

(d) The Servicer will calculate the Yield Supplement Account Draw Amount for each Payment Date and instruct the Indenture Trustee to, on each Payment Date, make a withdrawal from the Yield Supplement Account in an amount equal to the Yield Supplement Account Draw Amount for such Payment Date and deposit such amount into the Collection Account.

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(e) On the Closing Date the Seller will deposit (or cause to be deposited) into (i) the Reserve Account an amount equal to the Initial Reserve Account Deposit Amount and (ii) the Yield Supplement Account an amount equal to the Initial Yield Supplement Account Deposit Amount.

(f) [The Indenture Trustee will promptly, on the day of receipt, deposit into the Collection Account all Net Swap Receipts received by it under the Interest Rate Swap Agreement in immediately available funds.]

SECTION 4.4 Distributions.

(a) Subject to Article V of the Indenture, on each Payment Date, the Indenture Trustee (solely based on information contained in, and as directed by, the Servicer’s Certificate delivered on or before the related Determination Date pursuant to Section 3.8) shall make the following deposits and distributions, to the extent of Available Funds, the Reserve Account Draw Amount and the Yield Supplement Account Draw Amount, on deposit in the Collection Account for such Payment Date, in the following order of priority:

(i) first, to the Servicer, the Servicing Fee and all unpaid Servicing Fees with respect to prior Collection Periods;

(ii) [second, to the Swap Counterparty, the Net Swap Payment, if any, for such Payment Date;]

(iii) third, pro rata [(A) to the Swap Counterparty, any Senior Swap Termination Payments for such Payment Date, and (B)] to the Class A Noteholders, the Accrued Class A Note Interest for the related Interest Period; provided, that if there are not sufficient funds available to pay the entire amount of the Accrued Class A Note Interest, the amounts available will be applied to the payment of such interest on the Class A Notes on a pro rata basis;

(iv) fourth, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 8.2(c) of the Indenture, the First Allocation of Principal, if any;

(v) fifth, to the Class B Noteholders, the Accrued Class B Note Interest for the related Interest Period;

(vi) sixth, to the Principal Distribution Account for distribution to the Noteholders in accordance with Section 8.2(c) of the Indenture, the Second Allocation of Principal, if any;

(vii) seventh, to the Reserve Account, any additional amounts required to increase the amount in the Reserve Account up to the Specified Reserve Account Balance;

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(viii) eighth, to the Principal Distribution Account for distribution to the Noteholders in accordance with Section 8.2(c) of the Indenture, the Regular Allocation of Principal, if any;

(ix) [ninth, to the Swap Counterparty, any Subordinated Swap Termination Payments for such Payment Date;]

(x) tenth, to the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer, fees, expenses and indemnification amounts due and owing under this Agreement, the Trust Agreement and the Indenture, as applicable, which have not been previously paid;

(xi) eleventh, to the Servicer, legal expenses and costs incurred pursuant to Section 6.4(b); and

(xii) twelfth, to or at the direction of the Certificateholder, any funds remaining.

Notwithstanding any other provision of this Section 4.4, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.4(b) of the Indenture.

(b) After the payment in full of the Notes[, all amounts payable to the Swap Counterparty] and all other amounts payable under Section 4.4(a), all Collections shall be paid to or in accordance with the instructions provided from time to time by the Certificateholder.

SECTION 4.5 Net Deposits. If the Monthly Remittance Condition is satisfied, the Servicer shall be permitted to deposit into the Collection Account only the net amount distributable to Persons other than the Servicer and its Affiliates on the Payment Date. The Servicer shall be permitted to pay the Optional Purchase Price pursuant to Section 8.1 net of amounts to be distributed to the Servicer or its Affiliates on the related Redemption Date, and accounts between the Servicer and such Affiliates shall be adjusted accordingly. The Servicer shall, however, account for all deposits and distributions in the Servicer’s Certificate as if the amounts were deposited and/or distributed separately.

SECTION 4.6 Statements to Certificateholder and Noteholders. On or before each Determination Date, the Servicer shall deliver to the Indenture Trustee, each Paying Agent and the Rating Agencies, and the Indenture Trustee shall make available on its website, as described below to the Issuer [, the Swap Counterparty] and to each Noteholder of record as of the most recent Record Date, a statement setting forth for the Collection Period and Payment Date relating to such Determination Date the following information (to the extent applicable):

(a) the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(b) the Class A-1 Note Balance, the Class A-2[-A] Note Balance, [the Class A-2-B Note Balance,] the Class A-3 Note Balance, the Class A-4 Note Balance and the Class B Note Balance in each case after giving effect to payments on such Payment Date;

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(c) (i) the amount on deposit in the Reserve Account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount deposited in the Reserve Account in respect of such Payment Date, if any, (iii) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (iv) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (v) the change in such balance from the immediately preceding Payment Date;

(d) (i) the amount on deposit in the Yield Supplement Account and the Yield Supplement Account Amount, each as of the beginning and end of the related Collection Period, (ii) the Yield Supplement Account Draw Amount to be withdrawn from the Yield Supplement Account on such Payment Date, (iii) the balance on deposit in the Yield Supplement Account on such Payment Date after giving effect to withdrawals therefrom in respect of such Payment Date and (iv) the change in such balance from the immediately preceding Payment Date;

(e) the First Allocation of Principal, the Second Allocation of Principal and the Regular Allocation of Principal for such Payment Date;

(f) the Net Pool Balance and the Principal Factor as of the close of business on the last day of the preceding Collection Period;

(g) the amount of the Servicing Fee to be paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees;

(h) the amount of fees to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer with respect to the related Payment Date and the amount of any unpaid fees to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and the change in such amount from that of the prior Payment Date;

(i) the amount of the Class A Noteholders’ Interest Carryover Shortfall and the Class B Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;

(j) the aggregate Repurchase Price with respect to Repurchased Receivables with respect to the related Collection Period;

(k) the aggregate outstanding principal balance of Receivables that are 30-59, 60-89, 90-119 and over 119 days delinquent as of the end of the related Collection Period;

(l) the amount of Collections for the related Collection Period;

(m) [the Net Swap Receipts and Net Swap Payment, if any;]

(n) [the Senior Swap Termination Payment and Subordinated Swap Termination Payment, if any;]

(o) [the Swap Replacement Proceeds, if any;]

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(p) [the Swap Termination Payment, if any;]

(q) the Delinquency Percentage for the related Collection Period;

(r) whether the Delinquency Percentage exceeds the Delinquency Trigger for such Payment Date; and

(s) the number of Receivables that are 30-59, 60-89, 90-119 and over 119 days delinquent as of the end of the related Collection Period.

No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

The Indenture Trustee will make available via the Indenture Trustee’s internet website all reports or notices required to be provided by the Indenture Trustee under this Section 4.6. Any information that is disseminated in accordance with the provisions of this Section 4.6 shall not be required to be disseminated in any other form or manner; provided, however, any such information that must be delivered to the Rating Agencies under this Section 4.6 shall be sent by the Servicer by electronic mail to each Rating Agency. The Indenture Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at [        ] or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Servicer, the Issuer or any Paying Agent. The Indenture Trustee will forward a hard copy of the reports or notices required to be provided by the Indenture Trustee under this Section 4.6 to each Noteholder promptly after it becomes aware that the reports or notices are not accessible on its internet website. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

SECTION 4.7 No Duty to Confirm. The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer’s Certificate delivered by the Servicer to the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon such Servicer’s Certificate.

[SECTION 4.8 Interest Rate Swap Agreement.]

(a) [The Issuer shall enter into the Initial Interest Rate Swap Agreement with the Initial Swap Counterparty. Subject to the requirements of this Section 4.8, the Issuer may from time to time enter into one or more Replacement Interest Rate Swap Agreements in the event that the Initial Interest Rate Swap Agreement is terminated due to any “Termination Event” or “Event of Default” (each as defined in the Initial Interest Rate Swap Agreement) prior to its scheduled expiration and in accordance with the terms of such Interest Rate Swap Agreement. Other than any Replacement Interest Rate Swap Agreement entered into pursuant to this Section 4.8(a), the Issuer may not enter into any additional interest rate swap agreements.]

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(b) [In the event of any early termination of any Interest Rate Swap Agreement, (i) upon written direction and notification of such early termination, the Indenture Trustee shall establish the Swap Termination Payment Account over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which no Person other than the Indenture Trustee, the Swap Counterparty and the Noteholders shall have any legal or beneficial interest, (ii) any Swap Termination Payments received from the Swap Counterparty will be remitted to the Swap Termination Payment Account and (iii) any Swap Replacement Proceeds received from a Replacement Swap Counterparty will be remitted directly to the Swap Counterparty; provided, that any such remittance to the Swap Counterparty shall not exceed the amounts, if any, owed to the Swap Counterparty under the Interest Rate Swap Agreement; provided, further that the Swap Counterparty shall only receive Swap Replacement Proceeds if all Swap Termination Payments due from the Swap Counterparty to the Issuer have been paid in full and if such amounts have not been paid in full then the amount of Swap Replacement Proceeds necessary to make up any deficiency shall be remitted to the Swap Termination Payment Account.]

(c) [The Issuer shall promptly, following the early termination of any Initial Interest Rate Swap Agreement due to an “Event of Default” or “Termination Event” (each as defined in the Initial Interest Rate Swap Agreement) and in accordance with the terms of such Interest Rate Swap Agreement, enter into a Replacement Interest Rate Swap Agreement to the extent possible and practicable through application of funds available in the Swap Termination Payment Account unless entering into such Replacement Interest Rate Swap Agreement will cause the Rating Agency Condition not to be satisfied.]

(d) [To the extent that (i) the funds available in the Swap Termination Payment Account exceed the costs of entering into a Replacement Interest Rate Swap Agreement or (ii) the Issuer determines not to replace the Initial Interest Rate Swap Agreement and the Rating Agency Condition is met with respect to such determination, the amounts in the Swap Termination Payment Account (other than funds used to pay the costs of entering into a Replacement Interest Rate Swap Agreement, if applicable) shall be included in Available Funds and allocated in accordance with the order of priority specified in Section 4.4(a) on the following Payment Date. In any other situation, amounts on deposit in the Swap Termination Payment Account at any time shall be invested pursuant to Section 4.1(b) and on each Payment Date after the creation of a Swap Termination Payment Account, the funds therein shall be used to cover any shortfalls in the amounts payable under clauses first through seventh under Section 4.4(a), provided, that in no event will the amount withdrawn from the Swap Termination Payment Account on such Payment Date exceed the amount of Net Swap Receipts that would have been required to be paid on such Payment Date under the terminated Interest Rate Swap Transaction had there been no termination of such transaction. Any amounts remaining in the Swap Termination Payment Account after payment in full of the Class A-4 Notes shall be included in Available Funds and allocated in accordance with the order of priority specified in Section 4.4(a) on the following Payment Date.]

(e) [If the Swap Counterparty is required to post collateral under the terms of the Interest Rate Swap Agreement, upon written direction and notification of such requirement, the Indenture Trustee shall establish the Swap Collateral Account (the “Swap Collateral Account”) over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal,

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and in which no Person other than the Indenture Trustee, the Swap Counterparty and the Noteholders shall have any legal or beneficial interest. The Indenture Trustee shall deposit all collateral received from the Swap Counterparty under the Interest Rate Swap Agreement into the Swap Collateral Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Swap Collateral Account shall be held in trust by the Indenture Trustee for the benefit of the Swap Counterparty and the Noteholders. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Swap Collateral Account shall be (i) for application to obligations of the Swap Counterparty to the Issuer under the Interest Rate Swap Agreement in accordance with the terms of the Interest Rate Swap Agreement or (ii) to return collateral to the Swap Counterparty when and as required by the Interest Rate Swap Agreement.]

(f) [If at any time the Interest Rate Swap Agreement becomes subject to early termination due to the occurrence of an “Event of Default” or “Termination Event” (as defined in the Interest Rate Swap Agreement), the Issuer and the Indenture Trustee shall use reasonable efforts (following the expiration of any applicable grace period) to enforce the rights of the Issuer thereunder as may be permitted by the terms of the Interest Rate Swap Agreement and consistent with the terms hereof. To the extent not fully paid from Swap Replacement Proceeds, any Swap Termination Payment owed by the Issuer to the Swap Counterparty under the Interest Rate Swap Agreement shall be payable to the Swap Counterparty in installments made on each following Payment Date until paid in full in accordance with the order of priority specified in Section 4.4(a). To the extent that the Swap Replacement Proceeds exceed any such Swap Termination Payments (or if there are no Swap Termination Payments due to the Swap Counterparty), the Swap Replacement Proceeds in excess of such Swap Termination Payments, if any, shall be included in Available Funds and allocated and applied in accordance with the order of priority specified in Section 4.4(a) on the following Payment Date.]

ARTICLE V

THE SELLER

SECTION 5.1 Representations and Warranties of Seller. The Seller makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer pursuant to this Agreement and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Seller is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority required to carry on its business as it is now conducted. The Seller has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Seller of each Transaction Document to which it is a party (i) have been duly authorized

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by all necessary limited liability company action on the part of the Seller and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Transferred Assets or would not materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e) Lien Filings. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

(f) No Proceedings. There are no actions, suits or Proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Receivables, or (iv) relate to the Seller that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(g) Assignment. The Receivables and the other Transferred Assets have been validly assigned by the Seller to the Issuer.

(h) Security Interests. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that includes a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect

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thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Issuer which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Seller.

(i) Creation, Perfection and Priority of Security Interests. The representations and warranties regarding creation, perfection and priority of security interests in the Transferred Assets, which are attached to this Agreement as Exhibit B, are true and correct to the extent that they are applicable.

SECTION 5.2 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following:

(a) The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents from and against any claim, loss, liability or expense incurred by reason of (i) the Seller’s willful misfeasance, bad faith, or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller’s violation of federal or State securities laws in connection with the registration or the sale of the Notes.

(b) The Seller will pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Trust Estate.

(c) Indemnification under this Section 5.2 will survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and will include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller has made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Seller, without interest.

(d) The Seller’s obligations under this Section 5.2 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or

21	Sale and Servicing Agreement (USAA 20[ ]-[ ])

conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 5.2(d) and the terms of this Section 5.2(d) may be enforced by an action for specific performance. The provisions of this Section 5.2(d) will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

SECTION 5.3 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller is a party, (iii) succeeding to the business of the Seller, or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by United Services Automobile Association or which is United Services Automobile Association, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Seller shall provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 5.3 to the Rating Agencies.

SECTION 5.4 Limitation on Liability of Seller and Others. The Seller and any officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 5.5 Seller May Own Notes. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by the Seller or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes. Unless all Notes are owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates, any Notes owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document.

SECTION 5.6 Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Issuer hereby authorizes the Servicer and the

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Seller, or either of them, to prepare, sign, certify and file any such documents or certifications on behalf of the Issuer.

SECTION 5.7 Compliance with Organizational Documents. The Seller shall comply with its limited liability company agreement and other organizational documents.

ARTICLE VI

THE SERVICER

SECTION 6.1 Representations of Servicer. The Servicer makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer pursuant to this Agreement and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Servicer is a federally chartered savings association validly existing and in good standing under the laws of the United States and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party (i) have been duly authorized by all necessary action on the part of the Servicer and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable

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bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of federal savings associations from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no actions, suits or Proceedings pending or, to the knowledge of the Servicer, threatened against the Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any of the other Transaction Documents, or (iv) relate to the Servicer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f) Fidelity Bond. The Servicer shall not be required to maintain a fidelity bond or errors and omissions policy.

SECTION 6.2 Indemnities of Servicer. The Servicer will be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

(a) The Servicer will defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholder and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

(b) The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Transaction Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the conveyance of the Receivables to the Issuer or the issuance and original sales of the Notes, or asserted with respect to ownership of the Receivables, or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents) and costs and expenses in defending against the same. For the avoidance of doubt, the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities due to the credit risk of the Obligor and for which reimbursement would constitute recourse for uncollectible Receivables.

(c) The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee and the Seller from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or

24	Sale and Servicing Agreement (USAA 20[ ]-[ ])

any other Transaction Document to which it is a party, or by reason of its failure to perform its obligations or of reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party; provided, however, that the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities arising from its breach of any covenant for which the repurchase of the affected Receivables is specified as the sole remedy pursuant to Section 3.6.

(d) The Servicer will compensate and indemnify the Owner Trustee to the extent and subject to the conditions set forth in Sections 8.1 and 8.2 of the Trust Agreement. The Servicer will compensate and indemnify the Indenture Trustee to the extent and subject to the conditions set forth in Section 6.7 of the Indenture, except to the extent that any cost, expense, loss, claim, damage or liability arises out of or is incurred in connection with the performance by the Indenture Trustee of the duties of a successor Servicer hereunder.

(e) Indemnification under this Section 6.2 by the Bank (or any successor thereto pursuant to Section 6.6 or Section 7.1) as Servicer, with respect to the period such Person was the Servicer, will survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and the Trust Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and will include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Servicer, without interest.

(f) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

The provisions of this Section 6.2 shall survive termination of this Agreement and satisfaction and discharge of the Indenture.

SECTION 6.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer is a party, (iii) succeeding to the business of the Servicer or (iv) 50% or more of the equity of which is owned, directly or indirectly, by the United Services Automobile Association, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or

25	Sale and Servicing Agreement (USAA 20[ ]-[ ])

filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide prior notice of the effective date of any merger, conversion, consolidation or succession pursuant to this Section 6.3 to the Rating Agencies, the Indenture Trustee and the Seller. The Servicer shall provide the Seller in writing such information as reasonably requested by the Seller to comply with its Exchange Act reporting obligations with respect to a successor Servicer.

SECTION 6.4 Limitation on Liability of Servicer and Others. (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer will be under any liability to the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders[, the Swap Counterparty] or the Certificateholder, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of its failure to perform its obligations or of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

(b) Except as provided in this Agreement, the Servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholder under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. Any amounts due the Servicer pursuant to this subsection shall be payable on a Payment Date in accordance with Section 4.4(a).

SECTION 6.5 Delegation of Duties. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the Transaction Documents to any of its Affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Issuer and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties. For any servicing activities delegated to third parties in accordance with this Section 6.5, the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account.

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SECTION 6.6 The Bank Not to Resign as Servicer. Subject to the provisions of Sections 6.3 and 6.5, the Bank will not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Notice of any such determination permitting the resignation of the Bank will be communicated to the Issuer and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, will be confirmed in writing at the earliest practicable time) and any such determination will be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation will become effective until a successor Servicer has (i) assumed the responsibilities and obligations of the Bank as Servicer and (ii) provided in writing the information reasonably requested by the Seller to comply with its reporting obligations under the Exchange Act with respect to a replacement Servicer.

SECTION 6.7 Servicer May Own Notes. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes.

ARTICLE VII

REPLACEMENT OF SERVICER

SECTION 7.1 Replacement of Servicer.

(a) If a Servicer Replacement Event shall have occurred and be continuing, the Indenture Trustee may or, at the direction of 66⅔% of the Note Balance of the Controlling Class shall, by notice given to the Servicer, the Owner Trustee, the Issuer, the Administrator[,] [and] the Noteholders[ and the Swap Counterparty], terminate the rights and obligations of the Servicer under this Agreement with respect to the Receivables. In the event the Servicer is terminated pursuant to this Section 7.1 or resigns as Servicer pursuant to Section 6.6 with respect to servicing the Receivables, the Indenture Trustee, acting at the direction of 66⅔% of the Note Balance of the Controlling Class, shall appoint a successor Servicer. Upon the Servicer’s receipt of notice of termination the predecessor Servicer will continue to perform its functions as Servicer under this Agreement only until the date specified in such termination notice or, if no such date is specified in such termination notice, until receipt of such notice. If a successor Servicer has not been appointed at the time when the predecessor Servicer ceases to act as Servicer in accordance with this Section 7.1, the Indenture Trustee without further action will automatically be appointed the successor Servicer. Notwithstanding the above, the Indenture Trustee, if it is legally unable or is unwilling to so act, will appoint, or petition a court of competent jurisdiction to appoint a successor Servicer. Any successor Servicer shall be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

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(b) Noteholders holding not less than a majority of the Note Balance of the Controlling Class may waive any Servicer Replacement Event. Upon any such waiver, such Servicer Replacement Event shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Agreement, but no such waiver shall extend to any prior, subsequent or other Servicer Replacement Event or impair any right consequent thereto.

(c) If replaced, the Servicer agrees that it will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Receivables to a successor Servicer. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Collateral. The Servicer shall transfer to the Successor Servicer all records held by the Servicer relating to the Collateral in such electronic form as the Successor Servicer may reasonably request and (ii) any Receivable Files in the Servicer’s possession. The Servicer will provide access to the Receivable Files, and the related accounts records, and computer systems maintained by the Servicer at such times as the Success Servicer direct, but only upon reasonable notice and during normal business hours, which do not unreasonably interfere with the Servicer’s normal operations, at the respective offices of the Servicer. All reasonable costs and expenses incurred in connection with transferring the Receivable Files to the successor Servicer and all other reasonable costs and expenses incurred in connection with the transfer to the successor Servicer related to the performance by the Servicer hereunder will be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

(d) Upon the effectiveness of the assumption by the successor Servicer of its duties pursuant to this Section 7.1, the successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement with respect to the Receivables, and shall be subject to all the responsibilities, duties and liabilities relating thereto, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer, including indemnification obligations as set forth in Section 6.2(e). In such event, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and replacement of the Servicer, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. No Servicer shall resign or be relieved of its duties under this Agreement, as Servicer of the Receivables, until a newly appointed Servicer for the Receivables shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Agreement.

(e) In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of the successor Servicer out of Available Funds as it and such successor Servicer will agree; provided, however, that no such compensation will be in excess of the amount paid to the predecessor Servicer under this Agreement.

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SECTION 7.2 Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee will give prompt (but in any event, within (5) Business Days of such termination or appointment) written notice thereof to the Owner Trustee, the Issuer, the Administrator and to the Noteholders at their respective addresses of record.

ARTICLE VIII

OPTIONAL PURCHASE

SECTION 8.1 Optional Purchase of Trust Estate. The Servicer shall have the right at its option (the “Optional Purchase”) to purchase (and/or to designate one or more other persons to purchase) some or all of the Receivables from the Issuer on any Payment Date if both of the following conditions are satisfied: (a) the Net Pool Balance as of the last day of the related Collection Period has declined to 10% or less of the Net Pool Balance as of the Cut-Off Date and (b) the sum of the Optional Purchase Price and Available Funds for such Payment Date would be sufficient to pay (x) the amounts required to be paid under clauses first through seventh of Section 4.4(a) and (y) the Outstanding Note Balance (after giving effect to the payments described in the preceding clause (x)). The aggregate purchase price for the Receivables (the “Optional Purchase Price”) shall equal the aggregate principal amounts of the Receivables (assuming that Receivables that were more than 30 days past due as of the last day of the related Collection Period have a principal balance of zero). If the Servicer exercises the Optional Purchase, the Notes shall be redeemed and in each case in whole but not in part on the related Payment Date for the Redemption Price. Upon any such Optional Purchase, any funds remaining in the Reserve Account or the Yield Supplement Account will be distributed to or at the direction of the Certificateholder.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 9.1 Amendment.

(a) Any term or provision of this Agreement may be amended by the Seller and the Servicer without the consent of the Indenture Trustee, any Noteholder, the Issuer, [the Swap Counterparty,] the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) the Seller or the Servicer delivers to the Indenture Trustee (a) an Opinion of Counsel to the effect that such amendment will not materially and adversely affect the interests of the Noteholders and (b) Officer’s Certificate of the Seller or Servicer, respectively, to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Seller or the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

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(b) This Agreement (including Appendix A) may also be amended from time to time by the Seller, the Servicer and the Indenture Trustee, with the consent of the Noteholders evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment shall (i) reduce the interest rate or principal amount of any Note or change or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note, or (ii) reduce the percentage of the Note Balance, the Holders of which are required to consent to any matter without the consent of the Holders of at least the percentage of the Note Balance which were required to consent to such matter before giving effect to such amendment; [provided, further, that such amendment shall not materially and adversely affect the rights or obligations of the Swap Counterparty under this Sale and Servicing Agreement unless the Swap Counterparty shall have consented in writing to such amendment (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent);] provided, further, that in the case of any amendment pursuant to this Section 9.1(b), the Indenture Trustee may not agree to any such amendment if such amendment failed to comply with the requirements of Section 9.2 of the Indenture. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c) Prior to the execution of any amendment pursuant to this Section 9.1, the Servicer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Servicer shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee; provided, that no amendment pursuant to this Section 9.1 shall be effective which [(i)] affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed) [or (ii) materially and adversely affects the rights or obligations of the Swap Counterparty under this Agreement unless the Swap Counterparty shall have consented in writing to such amendment (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent)].

(d) Prior to the execution of any amendment to this Section 9.1, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into or execute on behalf of the Issuer any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement.

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SECTION 9.2 Protection of Title.

(a) The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the Indenture Trustee under this Agreement in the Receivables. The Seller shall deliver (or cause to be delivered) to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above.

(b) The Seller shall notify the Issuer and the Indenture Trustee in writing within ten (10) days following the occurrence of (i) any change in the Seller’s organizational structure as a limited liability company, (ii) any change in the Seller’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in the Seller’s name and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable to amend all previously filed financing statements or continuation statements described in paragraph (a) above.

(c) The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) in accordance with its Customary Servicing Practices accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(d) The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives, it being understood that any such backup archives may not reflect such interest until thirty-five (35) days after the applicable changes are made to such master computer records) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Issuer’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full, repurchased by the Bank pursuant to Section 3.4 of the Purchase Agreement or purchased by the Servicer in accordance with Section 3.6 hereof.

(e) If at any time the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

31	Sale and Servicing Agreement (USAA 20[ ]-[ ])

(f) The Servicer, upon receipt of reasonable prior notice, shall permit the Indenture Trustee, the Owner Trustee and their respective agents at any time during normal business hours, to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and, to the extent permitted by applicable law, make copies of and abstracts from Servicer’s (or any Sub-Servicer’s) records regarding any Receivable.

(g) Upon request, the Servicer shall furnish to the Issuer or to the Indenture Trustee, within [    ] Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by the Issuer, together with a reconciliation of such list to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Issuer.

SECTION 9.3 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Seller shall defend the right, title and interest of the Issuer in, to and under such Receivables and other property transferred to the Issuer against all claims of third parties claiming through or under the Seller.

SECTION 9.4 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments and conveyances rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and related Transferred Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of Receivables and related Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller, and the Seller hereby grants, to the Issuer a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

32	Sale and Servicing Agreement (USAA 20[ ]-[ ])

(iii) The possession by the Issuer, or the Servicer as the Issuer’s agent, of the Receivable Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

SECTION 9.5 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, by facsimile or, if so provided on Schedule I to the Sale and Servicing Agreement, by electronic transmission, and addressed in each case as specified on Schedule I to the Sale and Servicing Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery will be deemed to have been given and made: (i) upon delivery or, in the case of a letter mailed by registered or certified first-class United States mail, postage prepaid, three days after deposit in the mail, (ii) in the case of a facsimile, when receipt is confirmed by telephone, reply email or reply facsimile from the recipient, (iii) in the case of electronic transmission, when receipt is confirmed by telephone or reply email from the recipient and (iv) in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery (without the requirement of confirmation of receipt) and notice (including email) to such recipient stating that such electronic posting has occurred.

SECTION 9.6 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9.7 Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 9.9 Waivers. No failure or delay on the part of the Servicer, the Seller, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such

33	Sale and Servicing Agreement (USAA 20[ ]-[ ])

Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 9.10 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 9.11 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 9.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 9.13 Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the pledge, assignment and Grant of a security interest in the Receivables and the other Transferred Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders [and the Swap Counterparty]. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Issuer under this Agreement in the event the Issuer shall fail to exercise the same.

SECTION 9.14 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.15 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the

34	Sale and Servicing Agreement (USAA 20[ ]-[ ])

appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing or institute with any other Person any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section 9.15 shall survive the termination of this Agreement; provided that the foregoing shall in no way limit the rights of the parties hereto to pursue any other creditor rights or remedies that such Persons may have against the Issuer under applicable law.

SECTION 9.16 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 9.5;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 9.17 Limitation of Liability.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [        ], not in its individual capacity but solely as Owner Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For

35	Sale and Servicing Agreement (USAA 20[ ]-[ ])

the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [            ], not in its individual capacity but solely as Indenture Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Indenture Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture provided, that the obligations under Section 6.1(a) of the Indenture shall only be applicable to the performance of the Indenture Trustee’s duties and obligations under the Indenture and shall not be applicable to the Indenture Trustee’s performance hereunder.

SECTION 9.18 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and the Certificateholder and their respective successors and permitted assigns and [each of] the Owner Trustee [and the Swap Counterparty] shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section 9.18, no other Person will have any right hereunder.

SECTION 9.19 Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

SECTION 9.20 Regulation AB. The Servicer shall cooperate fully with the Seller and the Issuer to deliver to the Seller and the Issuer (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Seller or the Issuer to permit the Seller to comply with the provisions of Regulation AB and its reporting obligations under the Exchange Act, together with such disclosures relating to the Servicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Seller to be necessary in order to effect such compliance.

SECTION 9.21 Information to Be Provided by the Indenture Trustee.

(a) Each of the Servicer and the Indenture Trustee shall (i) on or before the fifth Business Day of each month, notify the Seller, in writing, of any Form 10-D Disclosure Item with respect to the Indenture Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Seller; provided, however, that subject to clauses (b)(iv) and (b)(v), the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously

36	Sale and Servicing Agreement (USAA 20[ ]-[ ])

provided by the Indenture Trustee to Seller, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Seller, in writing, such updated information.

(b) As soon as available but no later than March 15 of each calendar year commencing with the first fiscal year ended on March 15 following the Closing Date, the Indenture Trustee shall:

(i) deliver to the Seller a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, (or since the Closing Date in the case of the first such report) as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by a Responsible Officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit C or such other criteria as mutually agreed upon by the Seller and the Indenture Trustee;

(ii) cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Seller a report for inclusion in the Seller’s filing of Exchange Act Form 10-K with respect to the Issuer that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered to the Seller pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) deliver to the Seller and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Seller, a back-up certification substantially in the form attached hereto as Exhibit D or such form as mutually agreed upon by the Seller and the Indenture Trustee; and

(iv) deliver to the Seller the certification substantially in the form attached hereto as Exhibit E, or such other form as is mutually agreed upon by the Seller and the Indenture Trustee regarding any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party and any Form 10-D Disclosure Item.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(c) The Indenture Trustee shall provide the Seller and the Bank (each, a “Reporting Party” and, collectively, the “Reporting Parties”) with (i) notification as soon as practicable of all demands communicated to a Responsible Officer of the Indenture Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable and (ii) promptly upon written request by a Reporting Party, any other information reasonably requested by a Reporting Party that is in the Indenture Trustee’s possession and

37	Sale and Servicing Agreement (USAA 20[ ]-[ ])

reasonably accessible to it to facilitate compliance by the Reporting Parties with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB (the “Repurchase Rules and Regulations”) but in no event more than once monthly or such other quantity of requests as may be mutually agreed to by the Indenture Trustee and the applicable Reporting Party. In no event shall the Indenture Trustee be deemed to be a “securitizer” as defined in Section 15G(a)(1) of the Exchange Act with respect to the transactions contemplated by the Transaction Documents, nor shall it have (A) any responsibility for making any filing required to be made by a securitizer under the Exchange Act or Regulation AB, or (B) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities in respect to the transactions contemplated by the Transaction Documents. For purposes of this section, a “demand” is limited to a demand for enforcement of a repurchase remedy received by the Indenture Trustee. A demand does not include general inquiries, including investor inquiries, regarding asset performance or possible breaches of representations or warranties.

SECTION 9.22 Form 8-K Filings. Each of the Indenture Trustee and the Servicer shall promptly notify the Seller of any Reportable Event set forth in clauses (a), (d) or (f) of the definition thereof (other than any such Reportable Event as to which the Seller or the Servicer has actual knowledge), but in no event later than two (2) Business Days after a Responsible Officer of the Indenture Trustee has actual knowledge of such Reportable Event and has determined, or should have reasonably determined, that such an event constitutes a Reportable Event.

SECTION 9.23 Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement.

SECTION 9.24 Cooperation. The parties hereto acknowledge and agree that the purpose of Sections 9.21 and 9.22 is to facilitate compliance by the Seller and Servicer with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Seller nor the Servicer shall exercise its right to request delivery of information or other performance under these provisions other than in good faith in order to comply with the Securities Act, the Exchange Act, the rules and regulations of the Commission under the Securities Act and the Exchange Act and any comments or requests of the Commission. The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets or consensus among counsel to the parties hereto, and agrees to reasonably cooperate with the Seller to deliver to the Seller and Servicer such information necessary in the good faith determination of the Seller and Servicer to permit the Seller or such Servicer to comply with the provisions of Regulation AB.

SECTION 9.25 [Limitation of Rights. [All of the rights of the Swap Counterparty in, to and under this Agreement (including, but not limited to, all of the Swap Counterparty’s rights as a third party beneficiary of this Agreement and all of the Swap Counterparty’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the

38	Sale and Servicing Agreement (USAA 20[ ]-[ ])

terms thereof and the payment in full of all amounts owing to the Swap Counterparty under such Interest Rate Swap Agreement.]

SECTION 9.26 Rights of the Certificateholder. Notwithstanding anything contained herein or in any Transaction Document to the contrary, after the Notes are no longer Outstanding following payment in full of the principal and interest on the Notes, (i) the Certificateholder will succeed to the rights of the Noteholders under this Agreement, (ii) the Owner Trustee will succeed to the rights of, but not, without its express consent, the obligations of the Indenture Trustee pursuant to this Agreement and (iii) the Collection Account will continue to be maintained as set forth in Section 4.4; provided, however, the Certificateholder shall not be entitled to any payments pursuant to Section 4.4 other than pursuant to clause tenth thereof.

SECTION 9.27 Dispute Resolution.

(a) If any Investor (each, a “Requesting Party”) requests that the Bank repurchase any Receivable pursuant to Section 3.4 of the Purchase Agreement and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by the Bank, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or arbitration pursuant to this Section 9.27. Dispute resolution to resolve any repurchase request will be available regardless of whether the Noteholders vote to direct an Asset Representations Review. The Bank will inform the Requesting Party in writing upon a determination by the Bank that a Receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the Seller on Form 10-D for the Collection Period in which such Receivables were repurchased will include disclosure of such repurchase. A failure of the Bank to inform the Requesting Party that a Receivable subject to a demand will be repurchased within 180 days of the receipt of notice of the request shall be deemed to be a determination by the Bank that no repurchase of that Receivable due to a breach of Section 3.4 of the Purchase Agreement is required.

(b) The Requesting Party will provide notice in accordance with the provisions of Section 9.5 of its intention to refer the matter to mediation (including non-binding arbitration) or arbitration, as applicable, to the Bank. Each of the Bank and the Seller agree that such Person will participate in the resolution method selected by the Requesting Party to the extent such Person is a Requested Party. Any settlement agreement reached in a mediation and any decision by an arbitrator in a binding arbitration shall be binding upon the Requesting Party, the Issuer, the Owner Trustee, and the Indenture Trustee with respect to the Receivable that is the subject matter of the repurchase request, and, in that situation, issues relating to that Receivable may not be re-litigated by the Requesting Party or the Seller or become the subject of a subsequent repurchase request by the Requesting Party in mediation, arbitration, court, or otherwise.

(c) If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i) The mediation will be administered by [a nationally recognized arbitration and mediation association] [one of [identify acceptable options]] selected by [the

39	Sale and Servicing Agreement (USAA 20[ ]-[ ])

Requesting Party] pursuant to such association’s mediation procedures in effect at such time.

(ii) The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(iii) The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

(d) If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i) The arbitration will be administered by [a nationally recognized arbitration and mediation association] [one of [identify acceptable options]] jointly selected by the parties, and if the parties are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii) The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and will be appointed from a list of neutrals maintained by AAA.

(iii) The arbitrator will make its final determination no later than [90] days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it[, and the Requested Party shall not be required to pay more than the applicable Repurchase Amount with respect to any receivable which such Requested Party is required to repurchase under the terms of the Purchase Agreement or this Agreement, as applicable]. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination may be enforced in any court of competent jurisdiction.

(iv) No person may bring a putative or certified class action to arbitration.

(v) By selecting binding arbitration, the Requesting Party waives the right to sue in court, including the right to a trial by jury.

(e) The following provisions will apply to both mediations and arbitrations:

(i) Any mediation or arbitration will be held in [New York, New York] or such other location mutually agreed to by the Requesting Party and the Requested Parties;

40	Sale and Servicing Agreement (USAA 20[ ]-[ ])

(ii) Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law;

(iii) The details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under this Section 9.27, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to resolve an unfulfilled repurchase request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except disclosures required by Applicable Law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 9.27) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that the Requested Party, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, and except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 9.27, and the Asset Representations Reviewer, if an Asset Review has been conducted), if the disclosing Party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

[SIGNATURES FOLLOW]

41	Sale and Servicing Agreement (USAA 20[ ]-[ ])

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

USAA ACCEPTANCE, LLC, as Seller

By:
Name:
Title:

USAA FEDERAL SAVINGS BANK, as Servicer

By:
Name:
Title:
S-1	Sale and Servicing Agreement (USAA 20[ ]-[ ])

USAA AUTO OWNER TRUST 20[ ]-[ ], as Issuer

By:	[ ],
not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:
S-2	Sale and Servicing Agreement (USAA 20[ ]-[ ])

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:
S-3	Sale and Servicing Agreement (USAA 20[ ]-[ ])

SCHEDULE I

NOTICE ADDRESSES

If to the Issuer:

c/o [                       ]

[                       ]

[                       ]

Attention: [                       ]
Telephone: [                       ]
Facsimile: [                       ]

with copies to the Administrator, USAA Federal Savings Bank and the Indenture Trustee

If to the Owner Trustee:

[                          ]

[                          ]

[                          ]

Telecopier No.: [                       ]

Attention: [                       ]

If to the Indenture Trustee:

[                          ]

[                          ]

[                          ]
Telecopier No.: [                       ]
Attention: [                       ]

If to the Bank, the Servicer or the Administrator:

USAA Federal Savings Bank
10750 McDermott Freeway
San Antonio, Texas 78288
Attention: [                       ]

If to the Seller:

USAA Acceptance, LLC
9830 Colonnade Blvd., Suite 600
San Antonio, Texas 78230
Attention: [                       ]

I-1	Schedule I to the Sale and Servicing Agreement

EXHIBIT A

FORM OF ASSIGNMENT PURSUANT TO
SALE AND SERVICING AGREEMENT

[     ], 20[   ]

For value received, in accordance with the Sale and Servicing Agreement (the “Agreement”), dated as of [       ], 20[   ] between USAA Auto Owner Trust 20[  ]-[  ], a Delaware statutory trust (the “Issuer”), USAA Acceptance, LLC, a Delaware limited liability company (the “Seller”), USAA Federal Savings Bank, a federally chartered savings association (the “Bank”), and [             ], a [                               ] as indenture trustee, on the terms and subject to the conditions set forth in the Agreement, the Seller does hereby transfer, assign, set over, sell and otherwise convey to the Issuer without recourse (subject to the obligations in the Agreement) on the Closing Date, all of its right, title and interest in, to and under the Receivables set forth on the schedule of Receivables delivered by the Seller to the Issuer on the date hereof, the Collections on or after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, together with all of Seller’s rights under the Purchase Agreement and all proceeds of the foregoing; which sale shall be effective as of the Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned or the Originator to the Obligors or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

[Remainder of page intentionally left blank]

A-1	Exhibit A to the Sale and Servicing Agreement

IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

USAA ACCEPTANCE, LLC

By:
Name:
Title:
A-2	Exhibit A to the Sale and Servicing Agreement

EXHIBIT B

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Seller hereby represents, warrants and covenants to the Issuer and the Indenture Trustee as follows on the Closing Date:

General

1. The Sale and Servicing Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Transferred Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

2. The Receivables constitute “chattel paper” (including “electronic chattel paper” and “tangible chattel paper”) within the meaning of the applicable UCC.

3. Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party.

Creation

4. Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.

Perfection

5. The Seller has caused or will have caused, within ten days after the effective date of the Sale and Servicing Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Issuer hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

B-1	Exhibit B to the Sale and Servicing Agreement

6. With respect to Receivables that constitute tangible chattel paper, either:

(i) all original executed copies of each such tangible chattel paper have been delivered to the Indenture Trustee; or

(ii) such tangible chattel paper is in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

(iii) the Servicer received possession of such tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee.

Priority

7. Neither the Seller nor the Bank has authorized the filing of, and is not aware of, any financing statements against either the Seller or the Bank that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the Bank to the Seller under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale and Servicing Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.

8. Neither the Seller nor the Bank is aware of any material judgment, ERISA or tax lien filings against either the Seller or the Bank.

9. Neither the Seller nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

10. None of the tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

11. Notwithstanding any other provision of the Sale and Servicing Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Exhibit B shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

12. The Servicer shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this

B-2	Exhibit B to the Sale and Servicing Agreement

Exhibit B, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Servicer to Maintain Perfection and Priority

13. The Servicer covenants that, in order to evidence the interests of the Seller and Issuer under the Sale and Servicing Agreement and the Indenture Trustee under the Indenture, the Servicer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority perfected security interest, the Indenture Trustee’s security interest in the Receivables. The Servicer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Receivables as a first-priority perfected security interest.

B-3	Exhibit B to the Sale and Servicing Agreement

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED IN

INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as
“Applicable Servicing Criteria”1:

Servicing Criteria		Applicable Servicing Criteria

Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X2

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1 Each assessment of compliance delivered by the Indenture Trustee shall be made only toward such portion(s) of the servicing criteria applicable to the Indenture Trustee and not such other portion(s) applicable to other persons.

2 Assessment of compliance to be given by Indenture Trustee shall be only with respect to trust accounts maintained by the Indenture Trustee under the Sale and Servicing Agreement and the Indenture.

C-1	Exhibit C to the Sale and Servicing Agreement

Servicing Criteria		Applicable Servicing Criteria

Reference	Criteria

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X (solely with respect to remittances)

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
C-2	Exhibit C to the Sale and Servicing Agreement

Servicing Criteria		Applicable Servicing Criteria

Reference	Criteria

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
C-3	Exhibit C to the Sale and Servicing Agreement

EXHIBIT D

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

Re:	USAA AUTO OWNER TRUST 20[ ]-[ ]

[                        ], not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to USAA Acceptance, LLC (the “Seller”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 1122 of Regulation AB (the “Servicing Assessment”) (collectively, the “Indenture Trustee Information”);

(2) To the best of its knowledge, the Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information; and

(3) To the best of its knowledge, all of the information required to be provided by the Indenture Trustee pursuant to Sections 9.21 and 9.22 of the Agreement has been provided to the Seller.

[                       ], not in its individual capacity but solely as Indenture Trustee

Date:
D-1	Exhibit D to the Sale and Servicing Agreement

EXHIBIT E

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION
REGARDING ITEM 1117 AND ITEM 1119 OF REGULATION AB

Reference is made to the Form 10-K of USAA Acceptance, LLC with respect to USAA Auto Owner Trust 20[   ]-[   ] (the “Form 10-K”) for the fiscal year ended December 31, 20[   ]. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Form 10-K.

[                  ], a [                  ] (“[    ]”), does hereby certify to the Sponsor, the Seller and the Issuing Entity that:

1. As of the date of the Form 10-K, there are no pending legal proceedings against [   ] or proceedings known to be contemplated by governmental authorities against [   ] that would be material to the investors in the Notes.

2. As of the date of the Form 10-K, there are no affiliations, as contemplated by Item 1119 of Regulation AB, between [    ] and any of USAA Federal Savings Bank (in its capacity as Sponsor, Originator, Servicer and Administrator), USAA Acceptance, LLC, the Indenture Trustee, the Owner Trustee and the Issuing Entity, or any affiliates of such parties.

IN WITNESS WHEREOF, [    ] has caused this certificate to be executed in its corporate name by an officer thereunto duly authorized.

Dated: ____________, 20[    ]

[ ], as Indenture Trustee

By:
Name:
Title:
E-1	Exhibit E to the Sale and Servicing Agreement

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“60-Day Delinquent Receivables” means, as of any date of determination, all Receivables (other than Repurchased Receivables and Defaulted Receivables) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately proceeding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“AAA” has the meaning set forth in Section 9.28(c)(iii) of the Sale and Servicing Agreement.

“Accrued Class A Note Interest” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class B Note Interest” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, between the Administrator and the Issuer and acknowledged by the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Administrator” means the Bank, or any successor Administrator under the Administration Agreement.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

“Applicable Tax State” means, as of any date, each State as to which any of the following is then applicable: (a) a State in which the Owner Trustee maintains its Corporate Trust Office, (b) a State in which the Owner Trustee maintains its principal executive offices, and (c) the State of Texas.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the Closing Date, between the Issuer, the Sponsor, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means [______], a [______], or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

Appendix A to the Sale and Servicing Agreement (USAA 20[ ]-[ ])

“Asset Review” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Note Registrar (if other than the Indenture Trustee) and the Servicer, any officer of the Owner Trustee, the Note Registrar (if other than the Indenture Trustee) or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Note Registrar (if other than the Indenture Trustee) or the Servicer, as applicable, in matters relating to the Owner Trustee, the Note Registrar (if other than the Indenture Trustee) or the Servicer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Servicer to the Indenture Trustee on the Closing Date or by the Note Registrar on the date of its appointment as such (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer during such Collection Period, (ii) the sum of the Repurchase Prices deposited into the Collection Account with respect to each Receivable that is to become a Repurchased Receivable on such Payment Date, (iii) the Reserve Account Excess Amount for such Payment Date; provided, however, that the term “Available Funds” shall also include the Optional Purchase Price on any Redemption Date [, (iv) the Net Swap Receipts (excluding Swap Termination Payments received from the Swap Counterparty and deposited into the Swap Termination Payment Account), (v) amounts on deposit in the Swap Termination Payment Account to the extent such amounts are required to be included in Available Funds pursuant to Section 4.8(d) of the Sale and Servicing Agreement and (vi) Swap Replacement Proceeds, to the extent required to be included in Available Funds pursuant to Section 4.8(f) of the Sale and Servicing Agreement].

“Available Funds Shortfall Amount” means, as of any Payment Date, the amount by which the amounts required to be paid pursuant to clauses first through fifth of Section 4.4(a) of the Sale and Servicing Agreement exceeds the Available Funds for such Payment Date.

“Bank” means USAA Federal Savings Bank, a federally chartered savings association.

2

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

“Bankruptcy Remote Party” means each of the Seller, the Issuer, any other trust created by the Seller or any limited liability company or corporation wholly-owned by the Seller.

“Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA which is subject to Title I of ERISA, (ii) a “plan” described by Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code or (iii) any entity deemed to hold the plan assets of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Texas, Illinois, Minnesota or New York, or in the state in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Certificate” means a certificate evidencing the beneficial interest of the Certificateholder in the Issuer, substantially in the form of Exhibit A to the Trust Agreement. For the avoidance of doubt, the references in the Transaction Documents to a “Certificate” or a “Certificateholder”, unless the context otherwise requires, shall be deemed to be references to “Certificates” or “Certificateholders” if more than one Certificate has been issued.

“Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.

“Certificate of Trust” means the certificate of trust for the Issuer filed by the Owner Trustee pursuant to the Statutory Trust Statute.

“Certificateholder” means the Holder of a Certificate.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2[-A] Notes, [the Class A-2-B Notes,] the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

“Class A Noteholders” means, collectively, the Class A-1 Noteholders, the Class A-2[-A] Noteholders, [the Class A-2-B Noteholders,] the Class A-3 Noteholders and the Class A-4 Noteholders.

3

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Class A Notes for the related Interest Period.

“Class A Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2[-A] Notes, [the Class A-2-B Notes,] the Class A-3 Notes and the Class A-4 Notes at the respective Interest Rate for such Class on the Note Balance of the Notes of each such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Notes of such Class on or prior to such preceding Payment Date.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2[-A] Notes, [the Class A-2-B Notes,] the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Payment Date” means the Payment Date occurring in [    ].

“Class A-1 Interest Rate” means [    ]% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Notes” means the Class of auto loan asset backed notes designated as Class A-1 Notes, issued in accordance with the Indenture.

“Class A-2[-A] Final Scheduled Payment Date” means the Payment Date occurring in [     ].

“Class A-2[-A] Interest Rate” means [     ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2[-A] Note Balance” means, at any time, the Initial Class A-2[-A] Note Balance reduced by all payments of principal made prior to such time on the Class A-2[-A] Notes.

“Class A-2[-A] Noteholder” means the Person in whose name a Class A-2[-A] Note is registered on the Note Register.

[“Class A-2-A Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2-A Notes, issued in accordance with the Indenture.]

4

[“Class A-2-B Final Scheduled Payment Date” means the Payment Date occurring in [     ].]

[“Class A-2-B Interest Rate” means LIBOR + [__]% per annum (computed on the basis of a 360-day year of twelve 30-day months).]

[“Class A-2-B Note Balance” means, at any time, the Initial Class A-2-B Note Balance reduced by all payments of principal made prior to such time on the Class A-2-B Notes.]

[“Class A-2-B Noteholder” means the Person in whose name a Class A-2-B Note is registered on the Note Register.]

[“Class A-2-B Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2-B Notes, issued in accordance with the Indenture.]

“Class A-2 Notes” means[, collectively, the Class A-2-A Notes and the Class A-2-B Notes.][the Class of auto loan asset backed notes designated as Class A-2 Notes, issued in accordance with the Indenture.]

“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring in [     ].

“Class A-3 Interest Rate” means [    ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Notes” means the Class of auto loan asset backed notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class A-4 Final Scheduled Payment Date” means the Payment Date occurring in [     ].

“Class A-4 Interest Rate” means [    ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Notes” means the Class of auto loan asset backed notes designated as Class A-4 Notes, issued in accordance with the Indenture.

“Class B Final Scheduled Payment Date” means the Payment Date occurring in [     ].

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“Class B Interest Rate” means [    ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class B Note Balance” means, at any time, the Initial Class B Note Balance reduced by all payments of principal made prior to such time on the Class B Notes.

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Note Register.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class B Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on the preceding Payment Date, to the extent permitted by law, at the Class B Interest Rate for the related Interest Period.

“Class B Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Interest Rate on the Class B Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Payment Date.

“Class B Notes” means the Class of auto loan asset backed notes designated as Class B Notes, issued in accordance with the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means [           ], 20[   ].

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” means the trust account established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period from the Cut-Off Date to and including [__________]). As used herein, the

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“related” Collection Period with respect to a Payment Date shall be deemed to be the Collection Period which precedes such Payment Date.

“Collections” means, with respect to any Receivable and to the extent received by the Servicer after the Cut-Off Date, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) any full or partial prepayment of such Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the Servicer which, in accordance with the Customary Servicing Practices, would customarily be applied to the payment of accrued interest or to reduce the Outstanding Principal Balance of such Receivable; provided, however, that the term “Collections” in no event will include (1) for any Payment Date, any amounts in respect of any Receivable the Repurchase Price of which has been included in the Available Funds on such Payment Date or a prior Payment Date, (2) any Supplemental Servicing Fees or (3) rebates of premiums with respect to the cancellation or termination of any Insurance Policy, extended warranty or service contract.

“Commission” means the U.S. Securities and Exchange Commission.

“Confidential Information” has the meaning set forth in Section 9.28(e)(iii) of the Sale and Servicing Agreement.

“Contract Rate” means, with respect to a Receivable, the rate per annum at which interest accrues under the retail motor vehicle installment loan evidencing such Receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the Receivable.

“Controlling Class” shall mean, subject to the proviso contained in the last paragraph of the definition of “Outstanding”, with respect to any Notes Outstanding, the Class A Notes (voting together as a single Class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding (excluding, in each case, Notes held by the Seller or any of its Affiliates unless all of the Notes are then owned by the Seller or its Affiliates).

“Controlling Person” shall mean a Person, other than a Benefit Plan, that has discretionary authority or control with respect to the assets of the Issuer or who provides investment advice for a direct or indirect fee with respect to those assets, or any affiliate of such Person.

“Corporate Trust Office” means:

(a) as used with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at [         ], Attention: [        ] USAA 20[    ]-[    ], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, [the Swap Counterparty,] the Administrator, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, the Servicer and the Owner Trustee); and

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(b) as used with respect to the Owner Trustee, the corporate trust office of the Owner Trustee, [            ] or at such other address as the Owner Trustee may designate by notice to the Certificateholder and the Seller, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder and the Seller).

“Customary Servicing Practices” means the customary servicing practices of the Servicer or any Sub-Servicer with respect to all comparable motor vehicle receivables that the Servicer or such Sub-Servicer, as applicable, services for itself or others, as such practices may be changed from time to time, it being understood that the Servicer and the Sub-Servicers may not have the same “Customary Servicing Practices”.

“Cut-Off Date” means the close of business on [        ], 20[    ].

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means, with respect to any Collection Period, any Receivable (i) that the Servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent at any time during such Collection Period. The Outstanding Principal Balance of any Receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.

“Delinquency Percentage” means, for any Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Outstanding Principal Balance of all 60-Day Delinquent Receivables as of the last day of such Collection Period to (ii) the Net Pool Balance as of the last day of such Collection Period.

“Delinquency Trigger” means, for any Payment Date and the related Collection Period, [__]%.

“Delivery” when used with respect to Trust Account Property means:

(a) with respect to (I) bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” (as defined in Section 9-102(a)(47) of the UCC) and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and (II) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges

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that it holds for the Indenture Trustee or its nominee or custodian or (ii) if such certificated security is in registered form by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(B)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c) with respect to any item of Trust Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

“Depositor” means the Seller in its capacity as Depositor under the Trust Agreement.

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“Determination Date” means the second Business Day preceding the related Payment Date, beginning [        ], 20[    ].

“Dollar” and “$” mean lawful currency of the United States of America.

“DTC” means The Depository Trust Company, and its successors.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from Moody’s of at least “A2” and from Standard & Poor’s of at least “BBB.” Any such trust account may be maintained with the Owner Trustee, the Indenture Trustee or any of their respective Affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (a) which at all times has either (i) a long-term senior unsecured debt rating of “[Aa2]” or better by [Moody’s] and “[AA-]” or better by [Standard & Poor’s] or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee, (ii) a certificate of deposit rating of “[P-1]” by [Moody’s] and “[A-1+]” by [Standard & Poor’s] or (iii) such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee and (b) whose deposits are insured by the Federal Deposit Insurance Corporation; provided, that a foreign financial institution shall be deemed to satisfy clause (b) if such foreign financial institution meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.13k-1(b)(1)).

“Eligible Receivable” means a Receivable meeting all of the criteria set forth on Schedule I of each of the Purchase Agreement and the Sale and Servicing Agreement as of the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any successor law thereto, and the regulations promulgated and rulings issued thereunder.

“Event of Default” has the meaning set forth in Section 5.1 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Seller with respect to the Issuer under the Exchange Act.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof, (or any amended or successor provisions), any current or future regulations or official interpretations

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thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction imposed under FATCA.

“FDIC” means the Federal Deposit Insurance Corporation or any successor agency.

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date, (iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date and (v) the Class B Notes, the Class B Final Scheduled Payment Date.

“Financed Vehicle” means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under the applicable Receivable.

“First Allocation of Principal” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Note Balance of the Class A Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date) over (b) the Net Pool Balance as of the end of the related Collection Period; provided, however, that the “First Allocation of Principal” shall not exceed the Note Balance of the Class A Notes; provided, further, that the “First Allocation of Principal” for any Payment Date on and after the Final Scheduled Payment Date for any Class of Class A Notes shall not be less than the amount that is necessary to reduce the Note Balance of that Class of Class A Notes to zero.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in

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the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“Holder” means, as the context may require, the Certificateholder or a Noteholder or both.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” means [          ], a [          ] organized under the laws of [the State of] [      ], not in its individual capacity but as indenture trustee under the Indenture, or any successor indenture trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

“Initial Class A-1 Note Balance” means $[       ].

“Initial Class A-2[-A] Note Balance” means $[       ].

[“Initial Class A-2-B Note Balance” means $[       ].]

“Initial Class A-3 Note Balance” means $[       ].

“Initial Class A-4 Note Balance” means $[       ].

“Initial Class B Note Balance” means $[       ].

[“Initial Interest Rate Swap Agreement” means the ISDA Master Agreement, dated as of the Closing Date, between the Initial Swap Counterparty and the Issuer, the Schedule and the Credit Support Annex thereto, dated as of the Closing Date and, the Confirmations thereto, each dated as of the Closing Date, and entered into pursuant to such ISDA Master Agreement, as the same may be amended or supplemented from time to time in accordance with the terms thereof.]

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“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2[-A] Note Balance, [the Initial A-2-B Note Balance,] the Initial Class A-3 Note Balance, the Initial Class A-4 Note Balance or the Initial Class B Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Reserve Account Deposit Amount” means an amount equal to $[       ].

[“Initial Swap Counterparty” means [       ], as the swap counterparty under the Initial Interest Rate Swap Agreement.]

“Insolvency Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instituting Noteholders” has the meaning set forth in Section 7.5(a) of the Indenture.

“Insurance Policy” means (i) any theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle, and (ii) any credit life or credit disability insurance maintained by an Obligor in connection with any Receivable.

“Interest Period” means, with respect to any Payment Date, (a) with respect to the Class A-1 Notes [and the Class A-2-B Notes] from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date to but excluding that Payment Date (for example, for a Payment Date in February, the Interest Period is from and including the Payment Date in January to but excluding the Payment Date in February) based upon actual days elapsed and a 360-day year and (b) for each other Class of Notes, from and including the [  ] day of the calendar month preceding each Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the [  ] day of the following month based upon a 360-day year of twelve 30-day months.

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2[-A] Notes, the Class A-2[-A] Interest Rate, [(c) with respect to the Class A-2-B Notes, the Class A-2-B Interest Rate,] [(c)][(d)] with respect to the Class A-3 Notes, the Class A-3 Interest Rate, [(d)][(e)] with respect to the Class A-4 Notes, the Class A-4 Interest Rate or [(e)][(f)] with respect to the Class B Notes, the Class B Interest Rate.

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[“Interest Rate Swap Agreement” means the Initial Interest Rate Swap Agreement and any Replacement Interest Rate Swap Agreement.]

“Issuer” means USAA Auto Owner Trust 20[      ]-[      ], a Delaware statutory trust established pursuant to the Trust Agreement and the filing of the Certificate of Trust, until a successor replaces it and, thereafter, means such successor.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Seller, the Bank, the Servicer, the Indenture Trustee, the Owner Trustee, any underwriter of the Notes[, any Swap Counterparty] and any other material transaction party identified by the Seller or the Bank to the Indenture Trustee and the Owner Trustee in writing.

[“LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first Interest Period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. Dollars for a period that corresponds to the actual number of days in the first Interest Period. If the rates used to determine LIBOR do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m. London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee (after consulting with the Seller), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period. The reference banks are the four major banks in the London interbank market selected by the Indenture Trustee (after consultation with the Seller).]

[“LIBOR Determination Date” means the second London Business Day prior to the Closing Date with respect to the first Payment Date and, as to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.]

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“Lien” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Liquidation Proceeds” means, with respect to any Receivable, (a) insurance proceeds received by the Servicer with respect to the Insurance Policies, (b) amounts received by the Servicer in connection with such Receivable pursuant to the exercise of rights under such Receivable and (c) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle or a deficiency balance recovered from the Obligor after the charge-off of such Receivable) on such Receivable, in the case of each of the foregoing clauses (a) through (c), net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related Financed Vehicle) incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor; provided, however, that the Repurchase Price for any Receivable shall not constitute “Liquidation Proceeds”.

[“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.]

“Monthly Remittance Condition” has the meaning set forth in Section 4.2 of the Sale and Servicing Agreement.

[“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.]

“Net Pool Balance” means, as of any date, the aggregate Outstanding Principal Balance of all Receivables of the Issuer on such date.

[“Net Swap Payment” means for the Interest Rate Swap Agreement, the net amount with respect to regularly scheduled payments, if any, owed by the Issuer to the Swap Counterparty on any Payment Date, including prior unpaid Net Swap Payments and any interest accrued thereon, under such Interest Rate Swap Agreement; provided, that “Net Swap Payments” do not include Swap Termination Payments.]

[“Net Swap Receipts” means, for the Interest Rate Swap Agreement, the net amounts owed by the Swap Counterparty to the Issuer, if any, on any Swap Payment Date, excluding any Swap Termination Payments.]

“Note” means a Class A-1 Note, Class A-2[-A] Note, [Class A-2-B Note,] Class A-3 Note, Class A-4 Note or Class B Note, in each case substantially in the form of Exhibit A to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, the Class A-2[-A] Note Balance, [the Class A-2-B Note Balance,] the Class A-3 Note Balance, the Class A-4 Note Balance or the Class B Note Balance, as applicable, or with respect to the Notes generally, the sum of all of the foregoing.

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“Note Depository Agreement” means the agreement, dated as of the Closing Date, executed by the Issuer and addressed to DTC, as the initial Clearing Agency relating to the Notes, as the same may be amended or supplemented from time to time.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Noteholder” means, as the context requires, all of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders and the Class B Noteholders, or any of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders or the Class B Noteholders, or any of the foregoing.

“Obligor” means, for any Receivable, each Person obligated to pay such Receivable.

“Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer and (ii) with respect to the Seller or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as applicable.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of the Issuer, the Servicer, the Seller or the Administrator, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as the case may be, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 8.1 of the Sale and Servicing Agreement.

“Optional Purchase Price” has the meaning set forth in Section 8.1 of the Sale and Servicing Agreement.

“Originator” means, with respect to any Receivable, the Bank.

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

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“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:

(i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether Noteholders holding the requisite aggregate principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, Certificateholder or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes are then owned by the Issuer, Certificateholder or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, Certificateholder or any of their respective Affiliates.

“Outstanding Principal Balance” means, with respect to any Receivable as of any date, the outstanding principal balance of such Receivable calculated in accordance with the Customary Servicing Practices; provided, however, that the Outstanding Principal Balance of any Receivable that became a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

“Owner Trustee” means [     ], a [      ], not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Principal Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means the [      ] day of each calendar month beginning [         ], 20[    ] provided, however, whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. As used herein, the “related” Payment

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Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Payment Default” has the meaning set forth in Section 5.4(a) of the Indenture.

“Permitted Investments” means (a) evidences of indebtedness, maturing within thirty (30) days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (b) repurchase agreements with banking institutions or broker-dealers registered under the Exchange Act which are fully secured by obligations of the kind specified in clause (a) and which are accounted for as borrowings (and not sales), (c) money market funds (i) rated not lower than the highest rating category from Moody’s and “AAAm” or “AAAm-g” from Standard & Poor’s or (ii) which are otherwise acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee, in each case including money market funds for which the Indenture Trustee acts as issuer, sponsor, administrator, agent or in a similar capacity and for which the Indenture Trustee in such capacity also receives a fee, or (d) commercial paper (including commercial paper of any Affiliate of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee) rated, at the time of the investment or contractual commitment to invest therein, at least “A-1+” (or the equivalent) by Standard & Poor’s and at least “P-1” (or the equivalent) by Moody’s.

“Permitted Liens” means (a) the interest of the parties under the Transaction Documents, (b) any liens for taxes not due and payable or the amount of which is being contested in good faith by appropriate proceedings and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning specified in the definition of “Delivery” above.

“Principal Distribution Account” means the account by that name established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

“Principal Factor” means, with respect to the Notes or any Class of Notes on any Payment Date, a nine-digit decimal figure equal to the Note Balance of the Notes or such Class of Notes, as applicable, as of the end of the preceding Collection Period divided by the Note Balance of the Notes or such Class of Notes, as applicable, as of the Closing Date. The Principal Factor will be 1.000000000 as of the Closing Date; thereafter, the Principal Factor will decline to reflect reductions in the Note Balance of the Notes or such Class of Notes, as applicable.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

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“Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, between the Bank and the Seller, as amended, modified or supplemented from time to time.

“Purchased Assets” has the meaning set forth in Section 2.1 of the Purchase Agreement.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rating Agency” means either or each of [          ] and [            ], as indicated by the context.

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) that such Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will itself cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

“Realized Losses” shall mean, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the excess of the Outstanding Principal Balance of each such Receivable over Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

“Receivable” means any retail motor vehicle installment loan with respect to a new or used automobile or light-duty truck which shall appear on the Schedule of Receivables and all Related Security in connection therewith which has not been released from the lien of the Indenture.

“Receivable Files” has the meaning set forth in Section 2.4(a) of the Sale and Servicing Agreement.

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for the Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book-Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

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“Records” means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Receivable or the related Obligor.

“Recoveries” shall mean, with respect to any Collection Period, all amounts received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the sum of (a) unpaid principal amount of the Notes redeemed plus (b) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date [plus (c) all amounts owing to the Swap Counterparty as of the Redemption Date].

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regular Allocation of Principal” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Note Balance of the Notes on as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) and (ii) an amount equal to the excess of: (A) (x) the Note Balance of the Notes as of such Payment Date (before giving effect to any payments made on the Notes as of such Payment Date); minus (y) the sum of the First Allocation of Principal and the Second Allocation of Principal, if any, in each case for such Payment Date; over (B) the Net Pool Balance as of the end of the related Collection Period less the Targeted Overcollateralization Amount.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be, provided in writing by the Commission or its staff from time to time.

“Related Security” means, for any Receivable, (i) the security interest in the related Financed Vehicle, (ii) any proceeds from claims on any Insurance Policy (if such Receivable became a Defaulted Receivable after the Cut-Off Date), (iii) any other property securing the Receivables and (iv) all proceeds of the foregoing.

[“Replacement Interest Rate Swap Agreement” means any ISDA Master Agreement, dated after the Closing Date, between the Replacement Swap Counterparty and the Issuer, the Schedule and Credit Support Annex thereto, dated after the Closing Date, and the Confirmations thereto, each dated after the Closing Date, and entered into pursuant to such ISDA Master Agreement, and pursuant to the conditions set forth in the Initial Interest Rate Swap Agreement,

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as the same may be amended or supplemented from time to time in accordance with the terms thereof.]

[“Replacement Swap Counterparty” means, with respect to any Swap Counterparty, any replacement Swap Counterparty under a Replacement Interest Rate Swap Agreement that satisfies the conditions set forth in the Interest Rate Swap Agreement.]

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a) entry into a material definitive agreement related to the Issuer, the Notes or the Receivables or an amendment to a Transaction Document, even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b) termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c) with respect to the Servicer only, the occurrence of a Servicer Replacement Event;

(d) an Event of Default;

(e) the resignation, removal, replacement or substitution of the Indenture Trustee or the Owner Trustee; and

(f) with respect to the Indenture Trustee only, a required distribution to Holders of the Notes is not made as of the required Payment Date under the Indenture.

“Representatives” has the meaning set forth in Section 9.28(e)(iii) of the Sale and Servicing Agreement.

“Repurchase Price” means, with respect to any Repurchased Receivable, a price equal to the Outstanding Principal Balance of such Receivable plus any unpaid accrued interest related to such Receivable accrued to and including the end of the Collection Period preceding the date that such Repurchased Receivable was purchased by the Bank, the Servicer or the Seller, as applicable.

“Repurchased Receivable” means a Receivable purchased by the Bank pursuant to Section 3.4 of the Purchase Agreement, by the Servicer pursuant to Sections 3.6 and 8.1 of the Sale and Servicing Agreement.

“Requesting Investor” has the meaning set forth in Section 7.4 of the Indenture.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

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“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Funds Shortfall Amount, if any, and (b) the amount on deposit in the Reserve Account on such Payment Date.

“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on that Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that Payment Date, over (b) the Specified Reserve Account Balance with respect to that Payment Date.

“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who, in each case, shall have direct responsibility for the administration of the Indenture, (b) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee and having direct responsibility for the administration of the Issuer, including any Managing Director, Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or Associate, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (c) with respect to the Servicer, the Seller or the Administrator, any officer of such Person having direct responsibility for the transactions contemplated by the Transaction Documents, including the President, Treasurer or Secretary or any Vice President, Controller, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Review Notice” means the notice delivered by the Indenture Trustee in accordance with Section 7.5(b) of the Indenture to the Asset Representations Reviewer and the Servicer.

“Review Report” shall have the meaning assigned to such term in Section 3.07 of the Asset Representations Review Agreement.

“Review Satisfaction Date” means, with respect to any Asset Review, the first date on which (a) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger and (b) a Noteholder Direction with respect to such Asset Review has occurred.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of the Closing Date, among the Seller, the Issuer, the Servicer and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

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“Sarbanes Certification” has the meaning set forth in Section 9.21(b)(iii) of the Sale and Servicing Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.

“Schedule of Receivables” means the schedule of Receivables transferred to the Issuer on the Closing Date.

“Second Allocation of Principal” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the sum of the Note Balance of the Class A Notes and the Class B Notes (before giving effect to any principal payments made on the Notes on such Payment Date) minus the First Allocation of Principal for such Payment Date, over (b) the Net Pool Balance as of the end of the related Collection Period; provided, however, that the Second Allocation of Principal for any Payment Date on and after the Final Scheduled Payment Date for the Class A Notes or the Class B Notes shall not be less than the amount that is necessary to reduce the Class A Note Balance or the Class B Note Balance, as applicable, to zero (after the application of the First Allocation of Principal).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means USAA Acceptance, LLC, a Delaware limited liability company.

[“Senior Swap Termination Payment” means any Swap Termination Payment owed by the Issuer to the Swap Counterparty under an Interest Rate Swap Agreement arising due to (1) the failure of the Issuer to make Net Swap Payments due under that Interest Rate Swap Agreement, (2) illegality of performance under the Interest Rate Swap Agreement or (3) the occurrence of bankruptcy or insolvency events with respect to the Issuer.]

“Servicer” means the Bank, initially, and any replacement Servicer appointed pursuant to the Sale and Servicing Agreement.

“Servicer Replacement Event” means any one or more of the following that shall have occurred and be continuing:

(a) any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Noteholders, which failure continues unremedied for five Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal amount of the Outstanding Notes, voting together as a single Class;

(b) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which continues unremedied for 90 days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal amount of the Outstanding Notes, voting

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together as a single Class (it being understood that no Servicer Replacement Event will result from a breach by the Servicer of any covenant for which the repurchase of the affected Receivable is specified as the sole remedy pursuant to Section 3.6 of the Sale and Servicing Agreement);

(c) any representation or warranty of the Servicer made in any Transaction Document to which the Servicer is a party or by which it is bound or any certificate delivered pursuant to the Sale and Servicing Agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which failure continues unremedied for 90 days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal amount of the Outstanding Notes, voting together as a single Class (it being understood that any repurchase of a Receivable by the Bank pursuant to Section 3.4 of the Purchase Agreement, by the Servicer pursuant to Section 3.6 of the Sale and Servicing Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Receivable); or

(d) the Servicer suffers a Insolvency Event;

provided, however, that a delay or failure of performance referred to under clause (a) above for a period of 90 days will not constitute a Servicer Replacement Event if such delay or failure was caused by force majeure or other similar occurrence as certified by the Servicer in an Officer’s Certificate of the Servicer delivered to the Indenture Trustee.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (a), (b) or (c) above has occurred.

“Servicer’s Certificate” means the certificate delivered pursuant to Section 3.8 of the Sale and Servicing Agreement.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, for any Payment Date, the product of (A) one-twelfth, (B) the Servicing Fee Rate and (C) the Net Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cut-Off Date).

“Servicing Fee Rate” means [  ]% per annum.

“Similar Law” means any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

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“Simple Interest Receivable” means any motor vehicle receivable pursuant to which the payments due from the Obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For the avoidance of doubt, a TrueCar Receivable shall be deemed to be a Simple Interest Receivable.

“Specified Reserve Account Balance” shall mean [  ]% of the Net Pool Balance as of the Cut-Off Date; provided, however, on any Payment Date after the Notes are no longer Outstanding following payment in full of the principal and interest on the Notes, the “Specified Reserve Account Balance” shall be $[  ].

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor that is a nationally recognized statistical rating organization.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

[“Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the Issuer to the Swap Counterparty under an Interest Rate Swap Agreement other than a Senior Swap Termination Payment.]

“Sub-Servicer” means any Affiliate of the Servicer or any sub-contractor to whom any or all duties of the Servicer (including, without limitation, its duties as custodian) under the Transaction Documents have been delegated in accordance with Section 6.5 of the Sale and Servicing Agreement.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable.

[“Swap Collateral Account” means a single, segregated trust account in the name of the Indenture Trustee, which shall be designated as the “Swap Collateral Account” which shall be held in trust for the benefit of the Noteholders established pursuant to Section 4.8(e) of the Sale and Servicing Agreement.]

[“Swap Counterparty” means the Initial Swap Counterparty and any Replacement Swap Counterparty.]

[“Swap Payment Date” means the date on which Net Swap Receipts or Net Swap Payments, as applicable, are made pursuant to the Interest Rate Swap Agreement.]

[“Swap Replacement Proceeds” means any amounts received from a Replacement Swap Counterparty in consideration for entering into a Replacement Interest Rate Swap Agreement for a terminated Interest Rate Swap Agreement.]

[“Swap Termination Payment” means any payment due to the Swap Counterparty by the Issuer or to the Issuer by the Swap Counterparty, including interest that may accrue thereon,

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under the Interest Rate Swap Agreement due to a termination of the Interest Rate Swap Agreement due to an “event of default” or “termination event” under the Interest Rate Swap Agreement.]

[“Swap Termination Payment Account” means an Eligible Account held in the United States in the name of the Indenture Trustee which shall be held in trust for the benefit of the Noteholders and the Swap Counterparty pursuant to Section 4.8(b) of the Sale and Servicing Agreement.]

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Targeted Overcollateralization Amount” means, with respect to any Payment Date, the greater of (a) [ ]% of the Net Pool Balance on such Payment Date, less the Specified Reserve Account Balance and (b) [ ]% of the Net Pool Balance as of the Cut-Off Date. Notwithstanding the foregoing, the Targeted Overcollateralization Amount shall not exceed the Net Pool Balance on such Payment Date.

“Tax Identification Information” means properly completed and signed tax certifications (generally with respect to U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code), and, if applicable, any other information sufficient to eliminate the imposition of, or determine the amount of FATCA Withholding Tax.

“Transaction Documents” means the Indenture, the Notes, the Note Depository Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement[, the Interest Rate Swap Agreement] and the Trust Agreement, as the same may be amended or modified from time to time.

“Transferred Assets” means (a) the Purchased Assets, (b) all of the Seller’s rights under the Purchase Agreement and (c) all proceeds of the foregoing.

“True Car Receivable” means a Receivable pursuant to which the interest rate is reduced up to five Business Days after origination through the TrueCar program in accordance with the Servicer’s Customary Servicing Practices.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” has the meaning set forth in Section 4.1 of the Sale and Servicing Agreement.

“Trust Agreement” means the Trust Agreement, dated as of [    ], 20[  ], as amended and restated by the Amended and Restated Trust Agreement, dated as of the Closing Date, between

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the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables acquired by the Issuer under the Sale and Servicing Agreement, the Related Security relating thereto and Collections thereon on or after the Cut-Off Date, (ii) the Receivable Files, (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts established pursuant to the Indenture or Sale and Servicing Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein), (iv) the rights of the Seller, as buyer, under the Purchase Agreement, (v) the rights of the Issuer under the Sale and Servicing Agreement and the Administration Agreement [and the Interest Rate Swap Agreement] and (vi) all proceeds (as defined in 9-102(64) of the UCC) of the foregoing.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“United States” or “USA” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

“USAA Parties” means, collectively, the Bank, the Depositor and the Issuer.

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as an additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

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